Exhibit 10.2

THIRD AMENDMENT TO SERVICE AGREEMENT

This THIRD AMENDMENT TO SERVICE AGREEMENT (this “Amendment”) is made and entered into this 16th day of January, 2008 by and between Optelecom-NKF, Inc., a Delaware corporation (the “Company”), and James Armstrong, an individual (“Employee”). All capitalized terms used and not defined herein shall have the respective meanings as set forth in the Service Agreement between the Company and Employee dated as of June 10, 2002, as amended on June 6, 2005 and November 28, 2005 (the “Service Agreement”).

WHEREAS the Company and Employee have entered into the Service Agreement setting forth the terms and conditions of Employee’s employment by the Company; and

WHEREAS the Company and Employee are desirous of amending the Service Agreement and this Amendment has been approved by the Compensation Committee of the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Employment Agreement and herein, the parties agree as follows:

1.             Paragraph 2 of the Service Agreement is hereby deleted in its entirety and replaced with the following:

2.             Term of Agreement. The Employee’s employment is intended to be on an “at-will” basis, and unless terminated earlier in accordance with the provisions of this Agreement, the Employee’s employment under this Agreement shall continue until December 31, 2008.

2.             The definition of “Employment Period” in Paragraph 16 of the Service Agreement is hereby deleted in its entirety and replaced with the following:

“Employment Period” shall mean the period between the date of execution of this Agreement and the expiration of this Agreement pursuant to Paragraph 2 of this Agreement or the earlier termination of employment pursuant to Paragraph 14 hereof.

3.             Except as specifically modified by this Amendment, all other terms and conditions of the Service Agreement shall continue in full force and effect.

4.             This Amendment may be executed in two or more counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Third Amendment to Employment Agreement, under seal, as of the date set forth above.

OPTELECOM-NKF, INC.

By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

EMPLOYEE

/s/ James Armstrong
James Armstrong